Exhibit 3.13

ARTICLES OF ORGANIZATION

OF

B.W. ELLIOTT MANUFACTURING COMPANY, LLC

Pursuant to Section 203 of the New York Limited Liability Company Law under penalties of perjury, the undersigned hereby certifies as follows:

1. The name of the limited liability company is B.W. ELLIOTT MANUFACTURING COMPANY, LLC

2. The county within the State of New York in which the office of the limited liability company is to be located is Broome County.

3. The Secretary of State of New York is hereby designated as the agent of the limited liability company upon who process against it may be served and the post office address to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is 37 Milford Street, Binghamton, NY 13904.

IN WITNESS WHEREOF, the undersigned organizer has executed these Articles of Organization and does affirm the contents hereof as true under the penalties of perjury this 19th day of July 1999.

/s/ Rachel Abarbanel
Rachel Abarbanel, Organizer

CERTIFICATE OF CORRECTION

OF

              ARTICLES OF ORGANIZATION

(insert title of Articles or Certificate to be corrected)

OF

            B.W. Elliott Manufacturing Co., LLC

(Insert name of Domestic Limited Liability Company)

Under Section 212 of the Limited liability Company Law

FIRST: The name of the limited liability company is B.W. Elliott Manufacturing Company, LLC

SECOND: The date the document to be corrected was filed by the Department of State is July 20, 1999.

THIRD: The nature of the informality, error, incorrect statement or defect to be corrected is: a statement that the company will be managed by one or more managers was inadvertently not included in the article of organization.

FOURTH: The provision in the document corrected or eliminated or the proper execution is as follow: the addition of the following provision. “. . The limited liability company shall be managed by one or more managers.”

/s/ Rachel Abarbanel
(Signature)

Rachel Abarbanel, Organizer
(Type or print name)

Organizer
(Title or capacity of signee)

CERTIFICATE OF AMENDMENT

OF ARTICLES OF ORGANIZATION

OF

B.W. ELLIOTT MANUFACTURING COMPANY, LLC

Under and Pursuant to Section 211 of the

Limited Liability Company Law of the State of New York

The undersigned does hereby certify:

FIRST: The name of the Limited Liability Company is B.W. ELLIOTT MANUFACTURING COMPANY, LLC

SECOND: The date the Articles of Organization to be amended were filed with the Department of State was July 20, 1999.

THIRD: The amendment of the Articles of Organization effected by this Certificate is as follow:

Paragraph 1 of the Articles of Organization, relating to the name of the company, is hereby amended to read in its entirety as follows:

“1. The name of the Company is B.W. ELLIOTT MANUFACTURING CO. LLC.”

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 27th day of August 1999.

/s/ Rachel Abarbanel
Rachel Abarbanel, authorized person